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                                                                  EXHIBIT 10.28


                           COMPUTERIZED RESERVATIONS
                               SERVICES AGREEMENT



         This Agreement is made as of the 24th day of May, 1996, between ISIS 2000, a Texas limited partnership, having a principal office address at _________________________________ ("ISIS 2000") and Wyndham Hotel Corporation,
a Delaware corporation, having a principal office address at 2001 Bryan Street, Suite 2300, Dallas, Texas 75201 ("Wyndham").

         WHEREAS, Wyndham is in the business of owning and operating hotels;

         WHEREAS, ISIS 2000 is developing and will operate a centralized reservations system and facility;

         WHEREAS, ISIS 2000 also provides equipment and software that can be linked to the centralized reservation facility to form a reservation network;

         WHEREAS, Wyndham desires to have ISIS 2000 provide Wyndham with its services in this regard;

         NOW, THEREFORE, ISIS 2000 and Wyndham agree as follows:

I. OPERATION OF THEISIS 2000 SYSTEM.

         1.1 Services Provided by ISIS. ISIS 2000 shall provide to and on behalf of Wyndham, and Wyndham shall accept the following services (the "ISIS Services"):

             1.1.1 the data processing services and data base support services set forth on Schedule 1.1.1 hereof;

             1.1.2 the telephone sales services set forth on Schedule 1.1.2 hereof;

             1.1.3 a data network for Wyndham Locations and Sites;

             1.1.4 a single image property management system.

             1.1.5 The ISIS Services provided under Sections 1.1.1, 1.1.2 and
1.1.3 will be provided beginning on the Cutover Date; the ISIS Services described in Section 1.1.4 will be provided commencing in 1997.



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         1.2 In order to provide the ISIS Services, ISIS 2000 shall install a network of central computers connected by means of dedicated data access to ISIS Workstations located at Wyndham Locations that will provide the functionality described in Section 1.2 (the "ISIS System").

         1.3 Services Support. In connection with the provision of the ISIS Services, the parties will have the following rights and obligations:

                  1.3.1 ISIS 2000 shall provide the hardware, software, supplies, utilities, facilities and staff, including a Dedicated Reservations Staff, for the operation of the ISIS System and the ISIS Services, provided that the software, equipment configuration and any changes thereto shall be at the sole discretion of ISIS 2000. No change to the software or equipment shall affect ISIS 2000's service obligations under Article 1.1.

                  1.3.2 ISIS 2000 shall provide toll-paid service to the Reservation Center. In addition, ISIS 2000 shall provide telephone numbers that can access the Reservations System using long distance services billed to the caller, with at least one number to be available for use by Wyndham's customers to make reservations and at least one number to be available for use by Wyndham Properties for administrative purposes. The toll-paid numbers and the telephone number provided for Wyndham's customers shall be defined as "TRC Numbers" and calls to the Reservations Center, shall be defined herein as "TRC-number Calls." Collect calls to the Reservations Center will not be accepted.

                  1.3.3 Wyndham will advertise, at no expense to ISIS 2000, the TRC Numbers. All of Wyndham's advertising and promotional material shall bear the TRC Numbers in size, placement and type style equal to or more prominent than that of other information numbers on such materials, and Wyndham will use its best efforts to cause the Hotel Property's advertising and promotional material to conform to such standard. ISIS 2000 agrees that the TRC Numbers will at all times remain proprietary to Wyndham. Wyndham will license all current Wyndham toll-free numbers to ISIS 2000 for use with the ISIS Services. Except as specifically directed by Wyndham in writing, ISIS 2000 will not change or allow to be changed any TRC Number during the term of this Agreement, but Wyndham will not withhold such direction for changes mandated by ISIS 2000's telecommunications carriers or regulatory authorities. At the termination of this Agreement for any reason, ISIS will transfer to Wyndham all TRC Numbers then in service.

                  1.3.4 ISIS 2000 will notify Wyndham, via certified mail, of the availability of ISIS System as set forth in this Agreement. Wyndham will have 5 business days after receipt of this letter to verify the system functionality and to verify the initial Wyndham data base. The verification procedure will consist of (1) a single test of each of the functions to certify that all functions are accounted for, (2) a test of the connecting and interaction functions of the Equipment based at the Properties with the Reservation Center and (3) a comparison of the initial data base to the manual records to certify the accuracy of data entry. ISIS 2000 shall use all commercially reasonable efforts to complete any necessary correction as soon as possible, but in any event, within days of the verification process. The commencement of ISIS Services will



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begin upon 1) the expiration of the five-day period, or the completion of the verification procedure, whichever is earlier; or 2) if the verification procedure results in the need for material corrections, immediately following the verification procedure for such material corrections. Verification of the ISIS System or the failure to object to the commencement of the ISIS Services shall each constitute acceptance by Wyndham of the Reservations Center and the ISIS Services for purposes of commencing the ISIS Services.

                  1.3.5 In the event the ISIS System is not operational by the last permitted Cutover Date, Wyndham may terminate this Agreement without liability.

         1.4      System Performance and Integrity

                  1.4.1 ISIS 2000 shall provide adequate capacity in the central computer of the ISIS System ("ISIS Central") for the ISIS Services so as to maintain service levels as set forth in Schedules 1.1.1 and 1.1.2.

                  1.4.2 The ISIS System will meet scheduled available performance standards set forth in Schedules 1.1.1 and 1.1.2. ISIS 2000 may from time to time schedule downtime in order to accomplish normal system maintenance and certain software implementations. Scheduled downtime will normally occur on weekends and U.S. holidays. ISIS 2000 will provide Wyndham with reasonable advance notice of any scheduled downtime and will coordinate such downtime with Wyndham to allow Wyndham to make appropriate plans.

                  1.4.3 After receipt of a written notice from Wyndham, ISIS 2000 shall correct, within a commercially reasonable period, any performance standard under this Agreement not fulfilled by ISIS 2000. Urgency of repair shall be determined by ISIS 2000 in accordance with the severity of the problem.

                  1.4.4 Upon reasonable advance notice to ISIS 2000, copies of operating logs and performance reports maintained in connection with the services herein performed will be available for Wyndham's review during business hours at ISIS Central, or shall be sent by mail to Wyndham at its request.

                  1.4.5 Wyndham acknowledges and agrees that ISIS 2000 has not undertaken to perform any verification of any sort of the Wyndham Data Base, and that ISIS 2000's function hereunder is solely to perform the services set forth in Section 1.1 and to provide the equipment and software necessary for the ISIS System, including software providing the functionality described in
Schedule 1.2 and the Equipment described in Section 2.1.

         1.5      Maintenance.

                  1.5.1 ISIS 2000, either itself or through third-party vendors, will maintain the ISIS Central hardware and software.



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         1.6      Failure or Delay of Service.

                  1.6.1 ISIS 2000 shall maintain a disaster recovery plan, a copy of which will be provided to Wyndham, as it pertains to Wyndham, within a reasonable time after execution of this Agreement.

II.  COMPUTER SERVICES

         2.1 Distributed Computer Equipment and Software. By the Cutover Date, or by such other date which the parties may mutually agree, ISIS 2000 will provide each Wyndham Location one or more ISIS Workstation(s) and peripheral equipment on a nonexclusive and nontransferable basis, and each Property shall enter into a license and lease agreement substantially in the form attached hereto as Schedule 2.1 and made a part hereof (the "License Agreement"). ISIS 2000 will provide each Property dedicated data access to ISIS Central upon the installation at its premises of ISIS Workstations and peripheral equipment


                 2.1.1 Access to ISIS Central using the ISIS Workstation and peripheral equipment will be provided at Hotel Properties and Sites that Wyndham shall designate from time to time (i) but only to the extent not prevented by governmental, technical or communications delays or problems not within ISIS 2000's control; (ii) provided that upon its enrollment, the Property satisfies all of its obligations hereunder, including causing its applicable employees to be properly trained in the use of ISIS System and;
(iii) provided that ISIS 2000's data base information forms for the enrolling Hotel Property are properly completed by the Hotel Property and delivered to ISIS 2000.

                 2.1.2 Wyndham shall not and shall cause the Hotel Property not to remove or alter any identifying names, logos, service marks or information from any Equipment, software, documents or other materials provided by ISIS 2000.


         2.2      Interfaces.

                  2.2.1 ISIS Central and the distributed ISIS Workstations will interface so as to communicate property management and reservation information between them. Initially, those communications will occur on a completed transaction basis, but no later than December 31, 1997, ISIS 2000 will upgrade the software to permit real time communication.

                  2.2.2 ISIS 2000 will cause connection of ISIS Central through computer interfaces to GDS Vendors set forth in Schedule 2.2 attached hereto, and made a part hereof and to other electronic reservation services that become available from time to time to which Wyndham requests an interface. It is expressly understood and agreed that: (a) ISIS Central's capabilities are limited by the capabilities and functions of the particular GDS Vendor, electronic service or property management system used and by that GDS Vendor, electronic service or its system's interface to ISIS Central; and (b) implementation of such GDS or electronic service



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interface is subject to final agreement between ISIS 2000 and a particular GDS
Vendor or electronic service provider and upon certain technological and other requirements contained in such agreement.

             2.2.3 Wyndham shall pay any fees, including but not limited to booking fees, associated with Bookings received from GDS Vendors and Bookings received through other electronic reservation services.

         2.3 Help Desk. ISIS 2000 will make available a telephone assistance desk in a location within the United States determined solely by ISIS 2000 staffed by knowledgeable employees who will provide assistance to Wyndham at no additional charge, regarding: (1) the use and operation of the ISIS Workstation; (2) Equipment diagnostics; (3) network communication diagnostics; and (4) GDS booking assistance.

III. DATABASE SERVICES

         3.1 ISIS 2000 and Wyndham will jointly establish the initial data base for Wyndham properties within the current functionality of the ISIS System.

             3.1.1 Wyndham must accurately and fully complete or cause to be accurately and fully completed ISIS 2000 data base information forms, based upon which ISIS 2000 will initially input Hotel Property data into ISIS Central. With data links provided through ISIS Workstations, Wyndham will: (a) automatically modify and update room availability status band rates for Hotel Properties by directly inputting such modification or update into ISIS Central via ISIS Workstations; and (b) with regard to GDS Vendors to which ISIS Central is connected: (i) automatically communicate rate changes or other descriptive information in the GDS data base for their properties, after which the ISIS System will perform a quality control check and directly input such rate or descriptive information change into the GDS Vendor as soon as reasonably practicable; and (ii) automatically modify and update room availability status for their properties by directly inputting such modification or update into ISIS Central via an ISIS Workstation, which will then be automatically communicated to the GDS Vendor. ISIS 2000 shall be responsible for accurately inputting information that Wyndham requests ISIS 2000 to enter into the ISIS System. ISIS 2000 shall not be responsible for the timeliness or accuracy of data base entries which Wyndham enters or causes to be entered into the ISIS System.

             3.1.2 For Properties not using ISIS Workstations, ISIS 2000 will update Wyndham's data base in a timely manner at Wyndham's request. Information to be updated includes property descriptions, property status, name changes and any other information included in the existing system functionality or any future enhancements. ISIS 2000 and Wyndham mutually agree to develop procedures to control and document data base change requests and updates.

             3.1.3 For Properties not using ISIS Workstations, ISIS 2000 will update airline data bases through the GDS Vendors listed in Schedule 2.2 in a timely manner to reflect changes




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in room rates, property descriptions and property status pursuant to the terms and conditions between GDS Vendors and Wyndham. ISIS 2000 will provide similar services using other third party electronic reservation services that ISIS 2000 and Wyndham mutually agree to utilize.

         3.2      Maintenance and Storage of Data

                  3.2.1 ISIS 2000 will maintain the Wyndham Data Base in the Reservations Data Base. Except as set forth in Article 8.2.2, the Wyndham Data Base shall be the sole property of Wyndham and only mutually agreed upon terminals shall have access to the Wyndham Data Base; provided, however, that ISIS 2000's personnel, including its third party contractors, shall have access to the Wyndham Data Base to ensure the integrity and performance of the Reservations Services, to measure Bookings, to make Enhancements, or for any other purpose consistent with the terms of this Agreement. Any such access shall be subject to Article VIII.




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             3.2.2 ISIS 2000 will store data from the Wyndham Data Base for such periods as set forth in Schedule 3.2.2, at which time ISIS 2000 may delete it from the Reservations Data Base. At Wyndham's request, ISIS 2000 will store such data for longer periods, subject to appropriate price adjustments to reflect any increased costs.

IV.      USER PROFICIENCY.

         4.1 Training. Wyndham will be provided with two all day (7 hours) training courses at a "train the trainer" level on the use of ISIS Workstations to each Property within a reasonable period of time after that Property connects to the ISIS System.

         4.2 Manuals. ISIS 2000 will also provide Wyndham with a reasonable number of manuals on the use of the ISIS Workstation and the ISIS System.

         4.3 Wyndham Responsibility. Wyndham will take all reasonable steps to ensure that all of their employees who are authorized to use ISIS Workstations have been trained appropriately and are proficient in such use. In the event Wyndham requests additional training or ISIS 2000 and Wyndham determine that users lack the requisite proficiency, Wyndham will arrange for users or trainers to receive additional training at an additional charge to Wyndham reasonably based on ISIS 2000's cost of providing such training.

V.   OTHER SERVICES.

         5.1 Services. ISIS 2000 may, from time to time, agree to provide other services to Wyndham, including but not limited to the services described in
Schedule 5.1.

VI.      ENHANCEMENTS.

         6.1 System Changes. In its sole discretion, and at any time, ISIS 2000 may replace or relocate the software, hardware or other equipment or technology, or any portion thereof, used to provide the ISIS Services. ISIS 2000 will have the right to change or substitute any parts, programs or systems of the ISIS Workstation and peripheral equipment and to implement ISIS Workstation Enhancements at any time in its discretion, which changes, substitutions and Enhancements Wyndham must accept.

         6.2 Effect of Changes. No replacement, relocation, change, substitution or Enhancement permitted under Section 6.1 shall affect the terms of this Agreement, including, but not limited to, ISIS 2000's service obligation under Article 1.1, nor shall it have a material adverse effect on performance or functionality of the ISIS System or the ISIS Workstation, or result in any material increase in the charges payable to ISIS 2000 hereunder unless such change results in the establishment of a new function therein not previously available hereunder, in which case ISIS 2000 shall offer such new functionality to Wyndham for a fee reasonably related to ISIS 2000's cost as determined by ISIS 2000 in its sole discretion, but in any event not greater than the fee charged to similarly situated customers for the same service. ISIS 2000 will give Wyndham, if




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affected by such changes, reasonable advance notice thereof. Should an
Enhancement be implemented that results in a substantial change in ISIS Workstation operation, ISIS 2000 will provide to Wyndham up to one (1) day of training on such Enhancement at no additional cost to Wyndham.

         6.3 Implementation of Enhancements. ISIS 2000 will provide Wyndham with prior notice of the scheduled implementation of any Enhancements to the ISIS System that, to ISIS 2000's knowledge, will materially affect Wyndham's own operations. Wyndham may elect not to implement any such Enhancements.

         6.4 Wyndham   Enhancements.   From  time  to  time,  Wyndham  may
request that ISIS 2000 develop Enhancements to the ISIS System or the ISIS Workstation.

             6.4.1 If ISIS 2000 is willing to develop such an Enhancement, ISIS 2000 will provide Wyndham with a price quote, including rights to use Enhancement after termination of the Agreement and maintenance costs, based on whether the Enhancement is proprietary to Wyndham, and on time, materials and operational expenses associated with both (i) the development, testing and implementation of the Enhancement and (ii) its on-going operation and maintenance, and a tentative schedule for developing the Enhancement. Within forty-five (45) days following the submission of the price quote and schedule to Wyndham, Wyndham will approve or cancel its request for the proposed Enhancement. If Wyndham does not respond to the price quote within such forty-five day period, it shall expire.

             6.4.2 If Enhancements added to the ISIS System at the request of another customer are generally offered to customers of the ISIS Services , they will be offered to Wyndham provided that charges, if any, for such Enhancement will be i) mutually agreed upon by Wyndham and ISIS 2000 and ii) comparable to the charges to such other customers for such Enhancement. Enhancements to the ISIS System that are added without Wyndham's consent shall not affect any of Wyndham's fees under Article 7.

         6.5 Availability of Enhancements.

             6.5.1 ISIS 2000 will make Enhancements available to Wyndham on a nonexclusive, nontransferable basis at the same time or prior to other ISIS 2000 customers, except that programs developed by ISIS 2000 on an exclusive basis for anyone other than Wyndham will not be available to Wyndham. Enhancements developed by or for ISIS 2000 upon request of Wyndham on an exclusive basis for Wyndham will not be made available to other customers of ISIS 2000

VII.     FEES.

         7.1 Basic Fees. Pursuant to the terms of this Agreement, ISIS 2000 will charge and Wyndham will pay to ISIS 2000, as applicable: (1) Initiation Fee; (2) Booking Fees; and (3) Data and Equipment Fees; and (4) Other Service Fees, at rates set forth below.

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             7.1.1 For each Property that connects to the ISIS System that is not a Wyndham Property on the Cutover Date, Wyndham will pay an initiation fee of $10,000 prior to its connection to the ISIS System.

             7.1.2 For the ISIS Services, Wyndham shall pay ISIS 2000 a fee for each net Booking made through the ISIS System. The number of net Bookings for a particular month shall be the total number of Bookings less the number of Cancellations. Counting functions of the ISIS System will be used to determine the number of Bookings, Cancellations and Booking Fees. The Booking Fee will be determined in accordance with Schedule 7.1.2.

             7.1.3 Wyndham shall pay ISIS 2000 monthly fees of $1,000 per Site for Equipment and software utilized by Wyndham at Sites and for the data communication network. Any Property using the public-switched telephone network for communicating with ISIS Central, whether by dial-in or dial-out computer connection, fax, or voice, will be responsible for the cost of these communications.

             7.1.4 In the event that Wyndham desires ISIS 2000 to provide any other services pursuant to Article V, and ISIS 2000 agrees to do so, such services will be provided at fees reasonably related to costs agreed on by the parties. If the parties are unable to negotiate a mutually acceptable fee, ISIS 2000 will have no obligation to provide such services.


         7.2 Adjustments to Fees. At the end of each twelve-month period of this Agreement, ISIS 2000 may increase any fees fixed herein in order to offset any cumulative increases in ISIS 2000's total direct or indirect costs of providing the ISIS System, but in no event shall the increase pursuant to this
Article 7.2 exceed eight percent (8%) per annum. ISIS 2000 shall give Wyndham 30 days' notice of any such fee increase, during which period ISIS 2000 shall allow Wyndham to review, during reasonable business hours and at ISIS 2000's place of business, documentation establishing that ISIS 2000's costs have been increased.

         7.3 Invoices and Payment. ISIS 2000 shall submit an itemized invoice to Wyndham covering all charges under this Agreement for the previous month, based upon reports generated by the ISIS System. Wyndham shall pay the amount of such invoice by a single check to ISIS 2000 within seven days from the date of such invoice. The payment of invoice amounts shall be the sole responsibility of Wyndham, and shall not be dependent upon payment, approval or audit by any third party, including any Affiliate of Wyndham. However, upon reasonable notice to ISIS 2000 and during reasonable business hours, Wyndham shall have the right to audit ISIS 2000's books and records used in connection with preparing any such invoice. Any invoice that is not paid by Wyndham within seven (7) days from the date of such invoice shall accrue interest at a rate of five (5) percentage points above the prime rate of interest announced from time to time by Bank One, Texas, N.A., or the highest lawful rate of interest, whichever is lower.

             7.3.1 By the last day of each Calendar Quarter, ISIS 2000 will estimate the Booking Fees for the next ensuing Calendar Quarter, and ISIS will invoice Wyndham for services rendered during that Calendar Quarter at rates based on such estimates. Within 45 days



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following the end of each Calendar Quarter, the parties will conduct a true up comparing the fees that were earned based on costs and the payments made based on the estimates. If the true up establishes that Wyndham owes ISIS 2000 additional Booking Fees, Wyndham shall remit such additional Booking Fees by the end of the 45-day true up period; if the true up establishes that ISIS 2000 was overpaid Booking Fees during the Calendar Quarter, the amount of the overpayment will be credited against the next invoice rendered for Booking Fees.

         7.4 Taxes.

             7.4.1 Wyndham covenants and agrees to pay when due or reimburse and indemnify and hold ISIS 2000 harmless from and against all taxes, fees, or other charges of any nature whatsoever (together with any related interest or penalties, except such interest or penalties resulting solely from the failure of ISIS 2000 to timely file personal property tax returns with respect to Equipment leased to Wyndham) now or hereafter imposed or assessed by any Federal, state, county, local or foreign governmental authority with respect to services performed or equipment or software supplied by ISIS 2000 (whether by sale, license, lease or otherwise) under this Agreement, or upon the ordering, purchase, sale, ownership, delivery, leasing, possession, use, operation, return or other disposition of such equipment, software or services, or upon the rents, receipts or earnings arising there from (excepting only Federal, state and local taxes based on or measured by the taxable income of ISIS 2000).

             7.4.2 Any sales, use or other taxes levied on the ISIS Services, ISIS Workstation, or any other services provided by ISIS 2000 to Wyndham pursuant to this Agreement (other than taxes calculated on the basis of the net income of ISIS 2000) may be paid by ISIS 2000 on Wyndham's behalf, to the applicable taxing authority in which case ISIS 2000 will include the amount of any such taxes in its monthly invoice to Wyndham, or by Wyndham directly to such taxing authority, in which case ISIS 2000 shall have no obligation to calculate, collect or pay any such taxes.

             7.4.3 Notwithstanding the foregoing, ISIS 2000 will be responsible for the filing of all personal property tax returns with respect to Equipment leased to Wyndham and will pay all taxes indicated thereon. Wyndham will reimburse ISIS 2000 for all such taxes within thirty (30) days of receipt of ISIS 2000's invoice therefor.

         7.5 Most Favored Nations. ISIS 2000 will not enter into an agreement on or after the effective date of this Agreement, pursuant to which ISIS 2000 will charge another customer of the ISIS Services, with total average net Bookings per month equal to or fewer than those of Wyndham, a better fee structure for the same services provided to Wyndham, without offering such better fee structure to Wyndham, commencing with the commencement date of such other agreement.


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VIII.    CONFIDENTIALITY OBLIGATION

         8.1 Trade Secrets Information.

             8.1.1 Title and full ownership and proprietary rights of a Trade Secret Owner's Trade Secrets, trademarks, and Equipment shall be and remain with that party. A Trade Secret Owner's Trade Secrets are agreed to be that person's proprietary information and trade secret whether or not any portion thereof is or may be validly copyrighted or patented. Trade Secrets provided to a party pursuant to this Agreement in any form and any and all copies thereof, and any parts or abstracts thereof which may be furnished to a party, are for the use of that party for the limited purposes set forth herein, and will not be disclosed or made available to any other person, firm, corporation or governmental entity not granted the right to use such Trade Secrets under this Agreement, in whole or in part or in any form or manner whatsoever by a party who is not the Trade Secret Owner or any of its officers, directors, agents, employees, shareholders, representatives, affiliates, or other persons or entities acting in concert with that party without the prior written consent of the Trade Secret Owner.

             8.1.2 Wyndham and ISIS 2000 each will use its best efforts to ensure that its employees, agents, consultants, and suppliers are aware of, recognize, and agree that the terms of this Agreement and each party's Trade Secrets acquired by virtue of or in connection with this Agreement, are proprietary in nature and, therefore, are not to be disclosed by the other party to third parties without the prior written consent of the owner thereof, and may not be used by such other party for any purpose except to carry out its obligations or to assert a right under this Agreement. Wyndham and ISIS 2000 each shall use its best efforts to ensure that all individuals having access to software contained in the Reservations Data Base under this Agreement shall observe this non-disclosure covenant and treat all data and materials of the other party covered by this Agreement in a confidential manner.

         8.2 Wyndham Information.

             8.2.1 Notwithstanding anything herein to the contrary, it is agreed that Wyndham will have sole ownership rights and title to its Database and rate, pricing and inventory information ("Wyndham Trade Secrets"). Wyndham Trade Secrets will not be disclosed by ISIS 2000 to any third party or to any ISIS 2000 employees not directly connected with the services to be provided hereunder or who have no need to know same without the prior written consent of Wyndham.

             8.2.2 Nothing in this Agreement will be construed to prohibit ISIS 2000's use, for any purpose, of statistical information or data obtained through the ISIS System, as long as such statistics are not identifiably related solely to Wyndham or any Wyndham Property.

             8.2.3 In the event that ISIS 2000 provides reservations services to third parties, such third parties will not be allowed access to the Wyndham Data Base or other information provided by Wyndham pursuant to this Agreement, without Wyndham's prior written approval.

         8.3 Subpoenaed Information. Each party agrees that it will treat Trade Secrets provided to it pursuant to this Agreement as it would treat its own most sensitive trade secrets or



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confidential information. If any party receives a subpoena, court order or directive, or discovery request (collectively referred to as "Subpoena") pursuant to litigation, government inquiry, or otherwise, concerning any Trade Secrets provided to it pursuant to this Agreement, such party will immediately notify the Trade Secret Owner who will be permitted, at its option and expense, to interpose objections or defenses to such Subpoena. In no event may any party turn over, disclose, produce or discuss any Trade Secrets provided to it pursuant to this Agreement for any purpose whatsoever without notifying the party who is the Trade Secret Owner of the Subpoena and without the first to occur of: (i) prior timely notice by the Trade Secret Owner waiving its rights to object or defend as set forth above; or (ii) final, binding, non-appealable court order or decree obtained in an action in which the Trade Secret Owner has timely elected to defend, be a party or intervenor. Failure of a Trade Secret Owner to give notice of waiver, or to object, defend, join or intervene in the action prior to the production date set forth in the Subpoena will be deemed waiver of rights to object or defend. In the event that a Subpoena directs production in less than seven (7) days of receipt, the recipient of the Subpoena will attempt to obtain extension and otherwise use its best efforts to notify the Trade Secret Owner and permit the Trade Secret Owner to object, defend, join or intervene the action. In all events, the Trade Secret Owner will be responsible for all legal fees and expenses incurred by the other party or parties in connection with a Subpoena concerning the Trade Secret Owner's Trade Secrets.

         8.4 Return of Materials. Upon termination of this Agreement for any cause or reason, Wyndham agrees to deliver to ISIS 2000 all materials or information supplied by ISIS 2000 pertaining to software contained in the Reservations Data Base, and shall, after a due diligent search, certify to ISIS 2000 that all such copies have been returned to ISIS 2000 or destroyed.

         8.5 Public Announcement. Neither party will make a public announcement regarding this Agreement or the provision of Reservations Services provided for herein, nor will either party use any name, logo, tradename, trademark or service mark of the other party, without the other party's prior written approval which may not be unreasonably withheld.

IX. REPRESENTATIONS AND WARRANTIES OF WYNDHAM. Wyndham represents and warrants to ISIS 2000 as follows:

         9.1 Organization of Wyndham. Wyndham is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The execution and delivery of this Agreement and the performance by Wyndham of its obligations hereunder have been duly authorized by all necessary action on the part of Wyndham. This Agreement is a legal, valid and binding obligation of Wyndham enforceable against Wyndham in accordance with its terms except that the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement nor the performance by Wyndham of any of its obligations hereunder nor the consummation of any of the transactions contemplated hereby will violate any agreement to which Wyndham is a party or by which Wyndham or any of its property may be bound, or any provision of Wyndham's Certificate of Incorporation or By-Laws, or any applicable law, regulation, rule, judgment, order or decree. No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority on the part of Wyndham is required as a condition to the valid execution, delivery and performance of any of this Agreement by Wyndham pursuant hereto except for such as have been duly made or obtained.

         9.2 Employees and Affiliates, etc. Wyndham does not have any outstanding contracts with officers, employees, agents, consultants, advisers, salesmen, sales representatives, distributors or dealers connected with providing services similar to or interchangeable with the ISIS Services that are not cancelable by Wyndham on a schedule coordinated with the Cutover Date without liability, penalty or premium.

         9.3 Collective Bargaining Agreements. There are no collective bargaining agreements of Wyndham with any labor union or other representative of employees connected with the provision of services similar to or interchangeable with the ISIS Services (including local agreements, amendments, supplements, letter and memoranda of understanding of any kind).

         9.4 Authorization to Execute. The undersigned signatory has authority to execute this Agreement on behalf of Wyndham.

X. REPRESENTATIONS AND WARRANTIES OF ISIS 2000. ISIS 2000 represents and warrants to Wyndham as follows:

         10.1 Organization of ISIS 2000. ISIS 2000 is a limited partnership duly organized, validly existing and in good standing under the laws of Texas and has full power to conduct its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. The execution and delivery of this Agreement and the performance by ISIS 2000 of its obligations hereunder have been duly authorized by all necessary action on the part of ISIS 2000. This Agreement is a legal, valid and binding obligation of ISIS 2000 enforceable against ISIS 2000 in accordance with its terms except that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally. Neither the execution and delivery of this Agreement nor the performance by ISIS 2000 of any of its obligations hereunder or the consummation of any of the transactions contemplated hereby will violate any material agreement to which ISIS 2000 is a party or by which ISIS 2000 or its properties may be bound or any provision of ISIS 2000's Partnership Agreement or By-Laws or any applicable law, regulation, rule, judgment, order or decree.

         10.2 Authorization to Execute. The undersigned signatory has authority to execute this Agreement on behalf ISIS 2000.

XI.      COVENANTS OF WYNDHAM.

         11.1 Access to Information. Wyndham will give to ISIS 2000, its programmers, consultants, counsel, employees and other representatives full access to all of the properties, books, contracts, commitments, and reports and records of Wyndham that relate to the implementation of the ISIS System and will furnish to ISIS 2000 all such documents, records and information with respect to its reservation system and copies of any working papers relating to its reservation system as ISIS 2000 may from time to time reasonably request. Wyndham shall cooperate with ISIS 2000 to facilitate the commencement of the operation of the ISIS Services by ISIS 2000. In accordance with the foregoing, Wyndham and ISIS 2000 agree to work together on a schedule for such commencement and to keep each other adequately informed as to its progress. ISIS 2000 will be entitled to maintain as many of its employees as is reasonably necessary on the premises of Wyndham for the purposes of carrying out this Agreement. If this Agreement is terminated prior to the Cutover Date for any reason, all data, information, files, records and copies of documents, work sheets and other materials obtained by ISIS 2000 in connection with this Agreement shall be returned to Wyndham as soon as practicable after written request therefor.

         11.2 Notification. Wyndham will give notice to ISIS 2000 promptly upon becoming aware of (a) any inaccuracy of a representation or warranty made by Wyndham herein or (b) any event or state of facts that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation or warranty to be inaccurate, and any such notice will describe such inaccuracy, event or state of facts in reasonable detail.

         11.3 Honor Reservation. The availability of accommodations, any inventory of accommodations or rates for such accommodations to be included in the Reservations Data Base shall be no more restricted or limited than a Wyndham Customer would encounter by contacting directly an individual Wyndham Property. Wyndham shall cause the management of each Wyndham Property to honor confirmed reservations effected via the ISIS System and shall provide the accommodations thereby reserved and confirmed by ISIS 2000. If Wyndham is unable to honor a confirmed reservation or to offer the accommodations reserved due to oversales of accommodations, Wyndham shall be responsible for any resulting liabilities, including the Booking Fee for such reservation. In the event that an oversale of accommodation is due solely to the negligence or willful misconduct of ISIS 2000, Wyndham's sole remedy shall be recovery of any Booking Fee for the reservation. Wyndham shall, on request, certify the accuracy of all data pertaining to it or its operations which has been supplied to ISIS 2000 or put into the Reservations Data Base.

XII.     FORCE MAJEURE; SUSPENSION AND TERMINATION

         12.1 Effect of Force Majeure. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of Force Majeure, the party who has been so affected immediately shall give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, the obligations under this Agreement, except as otherwise set forth herein, shall immediately be suspended. If the period of nonperformance exceeds thirty (30) days from the receipt of notice of the Force Majeure event, the party whose ability to perform has not been so affected may by giving written notice to the other party terminate this Agreement. However, delays in delivery of the Equipment or software due to Force Majeure events shall automatically extend the delivery date for a period equal to the duration of such event. Neither party will be relieved of the obligation to maintain confidentiality of Trade Secrets by the occurrence of Force Majeure, and Wyndham will not be relieved of the obligations to make payments to ISIS 2000 regardless of the occurrence of Force Majeure, to the extent that such payments are for services received prior to the event of Force Majeure.

XIII.    LIMITED ISIS 2000 WARRANTY

         13.1 ISIS Services. ISIS 2000 MAKES NO WARRANTY WITH REGARD TO THE ISIS SERVICES OR ANY EQUIPMENT OR SOFTWARE FURNISHED HEREUNDER, INCLUDING ANY WARRANTY OF FITNESS FOR INTENDED PURPOSE OR OF MERCHANTABILITY. ISIS 2000 WILL ENFORCE, ON BEHALF OF WYNDHAM, ANY WARRANTIES IT HAS RECEIVED IN CONNECTION WITH SOFTWARE OR HARDWARE SUPPLIED TO WYNDHAM.

XIV.     LIMITATION OF ISIS 2000 LIABILITY

         14.1 Exclusive Remedy. ISIS 2000's sole and exclusive liability for a failure or delay in the performance of the ISIS System, including, without limitation, any ISIS Workstation or implementation of Enhancements, or for any limitation placed upon the functional capabilities or the data volumes of the ISIS System, shall be as set forth in Schedule 14.1. ISIS 2000 shall have no liability if such failure or delay was caused directly or indirectly by Wyndham.

         14.2 Other Claims. ISIS 2000'S LIABILITY FOR ANY AND ALL OTHER CLAIMS, EXCEPT FOR CLAIMS RESULTING FROM THE INTENTIONAL TORT OR NEGLIGENCE OF ISIS 2000 OR ONE OF ITS AUTHORIZED EMPLOYEES, SHALL, IN THE AGGREGATE, NOT EXCEED THREE MONTHS' AVERAGE BILLING TO THE DAMAGED PROPERTY TAKEN OVER THE 12 MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OR INJURY IS ALLEGED TO HAVE OCCURRED, BUT IF THIS AGREEMENT HAS NOT BEEN IN EFFECT FOR 12 MONTHS PRECEDING SUCH DATE, THEN OVER SUCH FEWER NUMBER OF PRECEDING MONTHS AS THE AGREEMENT HAS BEEN IN EFFECT.

         14.3 No Consequential Damages. EXCEPT IN CONNECTION WITH SUCH CLAIMS FOR WHICH ISIS 2000 SHALL BE LIABLE AS INDEMNITOR PURSUANT TO ARTICLE XV HEREOF, ISIS 2000 WILL NOT BE LIABLE FOR, AND WYNDHAM HEREBY WAIVES AND RELEASES ALL CLAIMS AGAINST ISIS 2000 FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOSS OF PROSPECTIVE ECONOMIC ADVANTAGE, OR ANY

CLAIMS OF THIRD PARTIES, INCLUDING BUT NOT LIMITED TO WYNDHAM CUSTOMERS, WYNDHAM FRANCHISEES, AGENTS OF WYNDHAM OR ANY OTHER AFFILIATE OF WYNDHAM RESULTING FROM PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT.

XV.      INDEMNIFICATION.

         15.1 Indemnification by Wyndham. Wyndham shall indemnify and hold harmless ISIS 2000, and shall reimburse ISIS 2000 for any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorney's fees) or diminution of value (collectively, "Damages") arising from or in connection with liabilities arising out of any failure by Wyndham to comply with its obligations under this Agreement, any inaccuracy in any of the representations or warranties of Wyndham in this Agreement, or any action by any third party with respect to the functioning of the ISIS System or any of the services provided hereunder, except for any actions resulting directly or indirectly from ISIS 2000's negligence.

         15.2 Indemnification by ISIS 2000. ISIS 2000 shall indemnify and hold harmless Wyndham, and shall reimburse Wyndham for any Damages arising out of any failure by ISIS 2000 to comply with its obligations under Article 14.1 of this Agreement, or any inaccuracy in any of the representations or warranties of ISIS 2000 in this Agreement, other than Damages for lost profits, or incidental or consequential damages or Damages arising out of any action by any third party with respect to the functioning of the ISIS System or any of the services provided hereunder.

         15.3 Patent Indemnity. ISIS 2000 shall indemnify and hold Wyndham harmless against any Damages incurred by or against Wyndham as a result of or in connection with any claim made or alleged that the ISIS System infringes any United States patent, copyright, trade secret, trademark or other intellectual property rights of any third party, conditioned on the following:

         (A) That ISIS 2000 shall be notified promptly in writing by Wyndham of any notice of such claims; and

         (B) That ISIS 2000 shall have the sole control of the defense of any action on such claim and all negotiations for its settlement or compromise.

         Should any aspect of the ISIS System be held, or in ISIS 2000's opinion be likely to be held, to infringe such intellectual property rights, ISIS 2000 shall, at its expense, (i) procure for Wyndham the right to continue using the ISIS System, or (ii) replace or modify the same so that it becomes non-infringing but still provides substantially the same functions as provided prior to replacement or modification.

XVI. TERM; CANCELLATION OF CERTAIN SERVICES.

         16.1 Base Term. This Agreement is effective upon execution and has an initial term ending on the date five years from the Cutover Date, and will be renewed for any number of consecutive one year terms unless terminated (a) by either party by written notice to the other party at least 120 days prior to the end of the then current term of the Agreement or (b) pursuant to Section 16.2 or Article XVII hereof. Articles VIII, XIII, XIV and XV, and Sections 18.1, 18.4, 18.7 and
18.15 will survive termination of this Agreement.

         16.2 Early Termination. Wyndham may elect to terminate this Agreement upon one year's written notice given to ISIS 2000. If Wyndham so elects, it will pay all costs ISIS 2000 has incurred through the date of termination in setting up and providing service under this Agreement, including, without limitation, financing costs, other than costs that have been recovered by ISIS 2000 through charges to Wyndham.

XVII.    TERMINATION.

         17.1 Breach. In the event of a material breach of the terms and conditions of this Agreement, the non-breaching party may terminate this Agreement without further liability upon thirty (30) prior written notice to the other party (which notice shall describe, with as much particularity as possible, the alleged material breach) provided, however, that the breaching party shall have thirty (30) days to correct such breach following receipt of such notice. In the event that a cure requires more than thirty (30) days to complete, it shall be deemed sufficient if a cure is promptly commenced, thereafter, is diligently prosecuted, and in any event cured within ninety (90) days of the receipt of the original notice.

         17.2 Non-Payment. If Wyndham does not make any payment to ISIS 2000 when it is due, which shall not be less than ___days from the date an invoice is received, then ISIS 2000 may immediately terminate this Agreement upon ten
(10) days written notice to Wyndham, unless Wyndham makes such payment to ISIS 2000 on or before the expiration of such ten (10) day default, notice and grace period.

         17.3     Obligations Upon Termination.

                  17.3.1 Upon termination of this Agreement, ISIS 2000 will provide a tape capture of the Wyndham Data Base to Wyndham at a mutually agreed upon reasonable date and in a form to be reasonably agreed upon between the parties in order to assist Wyndham in an efficient migration to another reservations system. ISIS 2000 will provide good faith assistance to Wyndham as requested by Wyndham for six (6) months from the date the Agreement is terminated. ISIS 2000 will invoice Wyndham, and Wyndham will pay ISIS 2000, monthly for the assistance provided at ISIS 2000's cost plus 20%.

                  17.3.2 Termination by ISIS 2000 in accordance with the provisions of this Article XVII will be treated as an early termination by Wyndham under Section 16.2 and will entitle ISIS 2000 to recover the payment provided in that section.

XVIII.  GENERAL.

         18.1 Expenses. Except as expressly provided herein, each of the parties hereto will pay its own fees and expenses, including its own counsel fees and accountants' fees, incurred in connection with the transaction contemplated by this Agreement.

         18.2 Exclusivity. ISIS 2000 will provide service exclusively to Wyndham for three years following the Cutover Date. Wyndham understands and agrees that this is a non-exclusive agreement after three years and that after that time ISIS 2000 may provide similar services to other third parties. Wyndham agrees until this Agreement is terminated that ISIS 2000 shall be sole supplier to Wyndham and its Affiliates of services of the type provided under this Agreement.

         18.3 Competition. During the term of this Agreement, Wyndham will not, in any manner directly or indirectly, (i) compete with or (ii) own, manage, operate, join, control, participate in or be connected as a partner, advisor, consultant, trustee or otherwise, with any system, business or business entity that competes or could compete with, the activities of ISIS 2000 in connection with the ISIS Services.

         18.4 Governing Law This Agreement shall be construed and interpreted according to the laws of the State of Texas.

         18.5 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         18.6 Assignment and Subcontracting. This Agreement and all of the provisions hereof are and will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including a purchaser of all or substantially all of the assets or outstanding stock of Wyndham, but this Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the consent of the other parties, except that either party may assign this Agreement or any portion hereof to a subsidiary or Affiliate, or may subcontract any of its obligations hereunder, without such consent.

         18.7 Third Parties' Rights. No provision of this Agreement is intended to create any rights in persons or entities other than the parties hereto, their successors and assigns.

         18.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18.9 Headings. The headings of the sections of this Agreement are for convenience only and do not constitute a part hereof.

         18.10 Security. Various levels of restricted access will be incorporated into ISIS Central and ISIS Workstation by password duty code, individual sign-in code, job duty code, workstation location and computer terminal access. It will be Wyndham's responsibility to assign password duty codes to all persons using the ISIS Workstation on behalf of Wyndham.

         18.11 Waiver. No waiver or breach of any provisions of this Agreement shall constitute a waiver of any subsequent breach of the same or any other provision hereof and no waiver shall be effective unless made in writing.

         18.12 Independent Contractors. Nothing in this Agreement is intended or will be construed to create or establish any agency, partnership or joint venture relationship between the parties hereto.

         18.13 Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause performance by a party to be unreasonable.

         18.14 Entirety of Agreement. The terms and conditions of this Agreement including the exhibits hereto, and the License Agreement, constitute the entire agreement between the parties and supersede those of any previous agreement, oral or written, between Wyndham and ISIS 2000 with respect to the subject matter of this Agreement. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth herein.

         18.15 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched either (i) by hand delivery, (ii) by telex, cable or facsimile transceiver, with confirming letter mailed promptly thereafter in accordance with clause (iv) hereof, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the first page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by cable or facsimile as aforesaid, notices given as herein provided shall be considered to have been received when sent during normal business hours; otherwise, notices shall be considered to have been received only upon delivery or attempted delivery during normal business hours.

         18.16 Use of Mark. ISIS 2000 grants Wyndham the right and license to use the "ISIS 2000" name and mark in its promotional and marketing efforts, subject to ISIS 2000's prior written approval of the use of any ISIS 2000 trademark, which approval shall not be unreasonably withheld.

XIX. DEFINITIONS. As used herein, the following terms have the following meanings:

Accommodation Segment--a portion of the GNR containing Property, room type, and guest stay dates. Each different Reservation entry in the ISIS System, per Property, room type, or guest stay date or dates, constitutes an Accommodation Segment.


Affiliate--Any person or entity which, directly or indirectly, controls or is controlled by one of the parties to this Agreement, or under common control with such party or any partnership in which one of the parties to the Agreement has at least a 5% interest.

Booking--A Reservation made through the ISIS System for a continuous stay in one room or suite at a Wyndham Property.

Booking Fee--The fee charged for a Booking.

Calendar Quarter--a 3-month period beginning January 1, April 1, July 1 or October 1.

Cancellation--The cancellation of a Booking in its entirety through the ISIS System.

Cutover Date--the date ISIS Services commence in accordance with Section 1.3.4, which the parties plan to occur on or about ____________, 1996, but which in no event shall be later than December 31, 1996.


Dedicated Reservations Staff--A group of people, the individual members of which may vary from time to time, that is solely dedicated to providing Reservations Services for Wyndham.

Dollars and $--U.S. Dollars.

Enhancement--Any addition to the functionality of the ISIS System, including but not limited to ad hoc report changes, beyond the functionality of the ISIS System on the Cutover Date, including an ISIS Workstation programming or Equipment modification, improvement or addition to an existing program or Equipment.

Equipment--computer hardware, including personal computer terminals, screens, keypads, fileservers, gateways and modems.



Force Majeure--any cause reasonably beyond a party's control, including, without limitation, weather, acts of God, public enemies, war, insurrection, third party labor disputes and strikes, acts or orders of governmental authorities, electrical or power outage or interruption, fire, flood or explosion.

GDS Booking--A Booking from a GDS Vendor.

GDS Vendor--Global Distribution System computerized reservation vendor.

Guest Name Record or GNR--identifying information and reservation information regarding a particular guest or guests of a Property entered into the ISIS System.

Hotel Property or Property--the hotel, resort and condominium which is owned, operated, managed by or contractually related to Wyndham or with regard to which Wyndham has control over Reservations.

ISIS 2000--See the opening paragraph of this Agreement.

ISIS Central--the centralized computer hardware and software from which ISIS Services are performed and through which the ISIS Workstations are interconnected. ISIS System--the interconnected computerized reservation and hotel management system at ISIS Central and Wyndham Sites, including proprietary software therefor, owned by ISIS 2000 and operating from ISIS' central computer system, which performs the functions, including hotel room booking and inventory functions, set forth in Schedule 1.2 attached hereto and made a part hereof.

ISIS Workstations--dedicated reservation workstations connected via dedicated telecommunication lines to ISIS Central, including the proprietary software package used by ISIS 2000, and related Equipment, that produces an intelligent workstation and provides expanded booking and office management functionality.

Location--one of Wyndham's Properties or Sites.

Party--ISIS 2000, Wyndham or Hotel Property, as appropriate.

Reservation--the entry of an Accommodation Segment in the ISIS System.

Reservation Center--means the facility from which the ISIS Services are performed.

Reservations Data Base--Information stored in the ISIS System.

Scripts or Macros--a stored sequence of computer screens that direct reservation agent dialogue with Wyndham customers or travel agent and assist the reservation agent in inputting data regarding a booking.

Site--a business location of Wyndham which is not a Hotel Property but which is connected to the ISIS System.

Terminal Booking--a Booking made through an ISIS Workstation.

Termination--termination of this Agreement.

Trade Secrets of a party ("Trade Secret Owner")--all confidential or proprietary software, documentation, source code, screen display designs, procedures, technical or financial materials, Wyndham lists, pricing, business plans, technology and inventions developed in whole, or in part, by that party and utilized or disclosed to the other party in connection with performance under this Agreement. "Trade Secrets" do not include any materials or information which is or becomes publicly known through no wrongful act of the party who is not the Trade Secret Owner.

TRC Number--the toll-paid and toll telephone numbers ISIS 2000 makes available for customers to call to make reservations through the Central Reservations System.

TRC-Number Booking--a Booking on a TRC-number Call.

TRC-Number Call--See Article 1.3.2.

United States--the fifty (50) United States of America and the District of Columbia.

Wyndham--See the first paragraph of this Agreement.

Wyndham Customer--Any person or entity who calls the Reservations Center for the purpose of making a Booking or a Cancellation, or for any other reason related to Wyndham.

Wyndham Data Base--Information stored in the Reservations Data Base relating to Wyndham Properties or Wyndham Customers.

All definitions set forth herein apply to all exhibits hereto, and all definitions set forth in exhibits hereto apply to the body of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

WYNDHAM HOTEL CORPORATION



By:/s/ ANNE L. RAYMOND
   -----------------------------
Its: Executive Vice President
   -----------------------------


ISIS 2000 Limited Partnership, a Texas
limited partnership

By:  ISIS CRO, Inc. a Texas corporation,
            its general partner


By: /s/ STANLEY MACK KOONCE, JR.
   -----------------------------
    Stanley Mack Koonce, Jr.
    President


Wyndham Reservation Agreement. Wyn

                                 SCHEDULE 1.1.1

             INFORMATION SYSTEM DATA BASE AND DATA NETWORK SERVICES


ISIS 2000 will provide the following Information System and Data Network Services to Wyndham:


1.   Single Image Central Reservation System

2.   Global Distribution System Reservation Services

3. Property Management System Interface to and from the ISIS System for hotels automated with an existing "Fidelio" PMS

4.   Guest History Data Base

5.   Yield and Room Merchandising Support System

6.   Other systems as agreed by ISIS 2000 and Wyndham

ISIS Central Reservation System will he available at least 98% of scheduled hours based upon monthly averages.

ISIS will develop and maintain a back-up manual reservation process.

                                 SCHEDULE 1.1.2

                      TELEPHONE SALES AND SUPPORT SERVICES


     1. Telephone Sales Services - ISIS will handle telephone sales on Wyndham's behalf with the general public and travel agents

     2.   Telephonic Support and Sales for Wholesaler's designated by Wyndham

     3.   Customer Service Calls from Wyndham's Customers

     4. Brochure request handling - Fulfillment of these requests will be by Wyndham or another Wyndham contracted Service

     5.   Help Desk for Wyndham Hotel Properties and other Wyndham locations

     During the first three months of the agreement, telephone answering service levels will be 70% answered within 20 seconds, thereafter 80% within 20 seconds

     ISIS 2000 will maintain a dedicated group of reservation sales agents to provide service to Wyndham

     ISIS 2000 and Wyndham will jointly develop the approach to handling sales via the Telephone Sales Service

     ISIS 2000 will provide music on hold and promotional announcements

     ISIS will provide Wyndham with reports which measure actual telephone sales performance

     ISIS will provide Wyndham with the ability to access the reservation sales data base report

ISIS 2000 will provide Wholesaler Reservations Services to Wyndham. The Wholesaler Reservations Services are defined as:


     a. Processing and delivering reservations booked by Wholesalers to Wyndham Properties through an 800-number to be provided by ISIS 2000;

     b. Processing guarantees of reservations through vouchers, advanced deposits and/or rooming lists, in accordance with the written instructions provided to ISIS 2000;

     c. Updating availability status between Wyndham Properties and Wholesalers by opening and closing rooms inventory;

     d. Administering guidelines established for Wholesalers as related to availability, cut-off periods and room allotment;

     e. Coordination with Wyndham Properties sales departments as related to Wholesaler contract information, negotiated rates and guarantee policies.

                                  SCHEDULE 1.2

                            ISIS SYSTEM CAPABILITIES


         ISIS 2000 SYSTEM ARCHITECTURE

         ISIS 2000 uses the Oracle data base management system and the Oracle Developer 2000 tool kit. ISIS Central runs under the UNIX operating system. Windows 95 is used as the operating system on ISIS Workstations. WindowsNT will be used in local system servers.

         SCREEN INFORMATION AND NAVIGATION CAPABILITIES

         The sales agent is be presented with information screens and a method of navigation between screens that provides flexible and rapid support for the information needs of the telephone sales agent.

         USE OF WINDOWS AND COLOR

         Multiple "windows" of information are be available to the sales agent. These multiple windows are presented on the screen to allow the agent to rapidly access information required to support the specific nature of the telephone sales call that is being handled

         Color is used on the screen to enhance the ease of intuitive understanding by the sales agent, as well as to call the agent's attention to important information and to assist in navigation between screens throughout the sales transaction

         RESERVATION SALES DISPLAY

         The sales agent can capture and retain information about the sale throughout the call to avoid redundant data entry Typical information that is captured in this manner includes:

         o        Arrival & Departure Dates
         o        Frequent guest number
         o        Airline frequent flier number
         o        Guest name and Address
         o        Name of person making the reservation
         o        Number of guests
         o        Number of rooms requested
         o        Characteristics or type of room requested
         o        Amenity requirements
         o        Travel agency name or IATA number
         o        Affiliation with a group or convention
         o        Eligibility for special rate programs

         o        Corporate affiliation
         o        City or hotel requested

         For those fields that require the guest or his agent to remember a number, such as frequent guest number or IATA number, a look-up feature is available to allow the sales agent to find the frequent guest record based upon other information that the guest has available.

         Whenever a data field which has associated information in the data base, such as Frequent Guest Number or IATA number or Corporate Identifier, is entered, applicable information available from the data base is automatically filled in for the sales agent.

         CITY INFORMATION

         This Information includes:

         o Availability display of Wyndham hotels in the specified city and for the guest's requested dates, room requirements, and amenity requirements.
         o    Location of hotels within the city
         o Location relative to airports, business centers and points of interest
         o    Descriptions of nearby attractions

         HOTEL PROPERTY INFORMATION

         The sales agent has the ability to access well organized information about a specific Wyndham hotel. This information includes:

         o        Hotel management
         o        Address and phone numbers/fax numbers
         o        A description of the hotel
         o        Descriptions of specific room types
         o Recreational facilities at the hotel or available to hotel guests
         o        Banquet and meeting facilities/restaurants
         o        Amenities and services offered by the hotel
         o Driving directions from the airport, major highways and business centers
         o        Description of hotel policies
         o        Fire/Safety
         o        Handicap access
         o        Smoking/non-smoking rooms

         Wyndham has the ability to add new information categories as needed.

         AVAILABILITY AND RATE DISPLAY

         The ISIS System provides an integrated availability and rate display for the hotel which allows the agent to rapidly scan a range of dates for rates or room-types that are available for sale.

         Special rate plans are displayed only if the sales agent has previously identified an attribute of the customer that allows eligibility for the rate plan. These special rate plans could include group and convention rates, negotiated corporate rates, special marketing program rates, package plans, and negotiated travel agency consortia rates.

         The availability of rates displayed for sale on the screen are limited by the following parameters, which are controlled by the hotel:

         o        Minimum length of stay
         o        Date of arrival
         o        Date of departure
         o        Advance booking requirement
         o        Participation in a group or convention
         o        Eligibility for a special rate program

         Special booking requirements, such as advance deposit requirements or refundability limitations, can be presented when applicable to allow the agent to discuss the restriction with the guest before progressing with a booking.

         If the hotel requested by the guest is not available for the dates requested, other Wyndham Properties that are available in the city are identified to the sales agent so that they can be offered to the guest.

         The ISIS System maintains current IATA and ARC travel agency names and addresses to allow automatic insertion of the name and address data for travel agencies when the IATA number is entered. Wyndham can add to this list additional travel agents or distributors that are proprietary to Wyndham and which are maintained separately by Wyndham. These proprietary distributors will not be modified or deleted when an updated IATA file is loaded.

         In addition to automatic insertion of the above information, a guest profile is available for those customers that Wyndham chooses to designate in advance as frequent guests. The guest profile allows for the automatic transfer of the necessary name, address, telephone, corporate affiliation and special guest requests information into the Guest Name Record (GNR).

         The ISIS System is capable of capturing special service requests that the guest may require, notifying the property of the request and storing the requests with the GNR.

         REGRETS AND DENIALS

         If a telephone sales call does not result in a sale the ISIS System presents the sales agent with a "Regrets and Denials" screen that captures the reason, in the opinion of the sales agent, that the sale was lost. The categories of regret and denial reasons are flexible, allowing Wyndham to add and delete categories as desired. The city or hotel requested and the guest's requested length of stay are captured automatically.

         Wyndham has the ability to add, delete or modify regret and denial reason codes.

         The regrets and denials information is collected as a part of a forced wrap-up at the close of each sales dialogue.

         GUEST DATA

         Each sale results in the storage in the data base Reservations Data Base of information about the sale and the guest. The GNR will store the necessary information to document the sale that has been made and to provide the Hotel Property with the necessary information about the guest and the terms of sale. The guest name record includes:

         o        Record identifier or confirmation number
         o        Guest name
         o        Guest address
         o        Guest telephone Number
         o        Guest business telephone number
         o        Name of person making the reservation
         o        Date of arrival

         o        Date of departure
         o        Rate-tier, rate-type confirmed
         o        Room-type confirmed
         o        Source of sale
         o        Travel agency IATA number
         o        Travel agency name and address and phone number
         o        Wholesaler identifier and name
         o        Reservation Center sales agent ID
         o        GDS system and agent identifier if a GDS sale
         o        Hotel property sales agent ID
         o        Any special service request
         o Any free-form comments entered by the sales agent that will be conveyed to the hotel property

         With the exception of the free-form comments, which can be stored as unedited text, this information is structured data that is edited for accuracy and validity.

         ROOM-TYPE AND RATE-TYPE

         There is no technical limit to the number of room-types or rate-types that can be offered by a hotel. The rates can be associated with a rate tier allows all rates in a tier to have their sales restrictions modified as part of a single data base update transaction.

         The ISIS System allows both inventory allocation and status/restriction capabilities to manage availability. The status restrictions on display for sale include:

         o        Length of stay based upon either arrival date or stay through
         o        Closed to arrival
         o        Closed to departure
         o        Advance booking
         o        Day of week

         The ISIS System can automatically price for quotation by the sales agent to the guests

         o        Additional charges for:
                           Additional guests
                           Children by age category
         o        Meal plans
         o        Rollaway beds
         o        Taxes & service charges

         The ISIS System can automatically enforce maximum room occupancy rules by room type and hotel.

         DATA BASE

         The data base of rates and availability can be accessible from the Hotel Property. This access, with appropriate security control, must be possible via the following methods:

         o        Dial-up access from a personal computer at the property
         o An ISIS Workstation on property connected via ISIS 2000's network
         o An automatic update, received over a dedicated or shared network, from a property management system that is controlling a property's inventory
         o An update made by a data base agent at the Reservation Center on instruction from the property.

         The rate and availability data base maintain an inventory and or status for each room-type and rate tier. The ability to maintain an inventory for group or wholesaler blocks is provided. These blocks are room-type specific to meet the needs of certain wholesalers and run of the house for others.

         A history of the changes made to inventory levels, rate-tiers, rate-types, and room-types is saved on the ISIS System to allow for resolution of any problems with a hotel's status. This history will include the change made, the date and time of the transaction and the security sign in code of the individual making the change.

         The ISIS System is capable of acting as a single data base for all reservation activity. The central data base can be used as one consistent source of availability, rate and guest reservation information for Wyndham.

         The central data base is capable of providing support for several critical objectives:

          o A single point of complete control of all inventory and price offerings
          o The ability to manage inventory and price across all distribution channels
          o The ability to provide a consistent source of information for sales reporting and analysis
          o A source of information for a customer direct marketing data base

         The ISIS System will be able to link to existing Fidelio property management systems via a two-way reservation link. The new single-image Property Management System will allow for a replicated copy of a hotel's reservation and customer data locally.

         GDS SYSTEM INTERFACE THROUGH THISCO'S ULTRASWITCH

         The ISIS System has the capability to "link" to the various Global Distribution Systems (GDS). This will include links with:

         o     Sabre - Including "Direct Connect Availability"
         o     Galileo's RoomMaster - Including Inside availability
         o     Worldspan
         o     Amadeus
         o     System One

         Wyndham may also establish links with other GDSs.

         AVAILABILITY STATUS MESSAGES

         The ISIS System is capable of automatically generating and sending availability status messages to each Global Distribution System and notifying the GDS of changes in availability status of a hotel property's room-type or rate-level inventory.

         The ISIS System provides the ability to translate, via flexible translation tables, the room-types and rate-levels used by Wyndham to the allowable structures for room-types and rate-levels within each GDS.

         GDS RATE UPDATE

         The ISIS System can automatically pass updated rate information to GDS in conjunction with the use of the LANYON RATES system.

         PROPERTY MANAGEMENT SYSTEM

         An automated two way interface will be available for the Fidelio property management systems ("PMS") currently installed at Wyndham. It is Wyndham's intention to move to a centralized data base for all hotels. This will occur in two steps:

          o Automated Two way Interfaces with Fidelio PMSs. This will include the actual guest stay data from the hotel PMS
          o New "single image" property management system to be installed beginning in 1997

         During transition to Wyndham's new system and when Wyndham first takes over a Property, there is a need to operate the ISIS System connection to the Property with the following alternatives:

          o The ISIS System is capable of sending reservations, modifications and cancellations to the property via automated FAX. The nature of modifications made to an existing reservation will be clearly highlighted on this form to allow local reservation personnel to accurately modify their local PMS data base.
          o A second option for Properties without a PMS interface is to download reservations, cancellations and modifications to a personal computer at the Property on either a dial-in basis or a dial-out basis.

         Wyndham intends to utilize the network which will grow as a result of interfacing PMSs to the ISIS System as the basis for establishing a corporate network which will support a number of functions which will includes:

          o Customer data base, the ISIS System will be capable of receiving a daily upload of actual guest stay information following completion of the property's night audit.
          o    Guest Recognition
          o    Guest History - Direct marketing
          o    Management Information

         YIELD MANAGEMENT SYSTEM - ROOMS MERCHANDISING

         While Wyndham does not currently utilize an automated yield management system, a manual process is used to assess current advanced booking patterns relative to a comparable period in the prior years. This comparison of advanced booking levels is considered along with other market and competitive factors known by property management to determine which rate tiers will be restricted on which future dates.

         To effectively manage yield, information about the sales build progress for all sources or bookings needs to be accumulated for review, not simply sales from the Reservation Center and GDS. As such, the only current source at Wyndham for complete yield management data is the property management system at the hotel. However, the ISIS System, using either a two-way link to Fidelio or the new ISIS "Single-Image" property management system, will be used as the single data base for all reservation activity. As such, the ISIS System will be the source of information to support the yield management process for some Wyndham Properties.

         The following data will be captured in this process to assist in the yield management and room merchandising process:

         o        Hotel identifier
         o        Date at which status file was produced
         o        For each rate tier and room type combination at the property:

                  The number of un-cancelled and currently residing bookings for each future date up to a future date defined by the hotel property.

                  It is anticipated that this future date will be at least 26 weeks out.

         o        For each future date, type of customer and source of sale

                           The number of new bookings
                           The number of cancellations
                           The number of modifications

         o The booking restrictions in place for each future date, rate tier and room-type.

         A system that supports Wyndham's room merchandising process will be developed using this data.

         WHOLESALER REQUIREMENTS

         Wyndham uses a number of wholesalers to support its sales and marketing effort. Most capabilities required to support wholesalers, such as the ability to inventory a block of rooms for a wholesaler, are covered elsewhere in this requirement document. The following section highlights additional capabilities that are provided to support wholesalers:

         o Wyndham may wish to enter reservations from wholesalers from any designated Wyndham sales office or property.
         o Wyndham's headquarters staff or sales office(s) will be able to view inventory build for a particular wholesaler block.
         o An ability to request a specific room from a Hotel Property and note the status of the request as confirmed or denied in the reservation detail.

         Confirmations will be printed when designated by a sales agent. The confirmation includes:

         o        The hotel booked and its address and phone number
         o        The dates of arrival and departure
         o        Package or rate booked
         o        Package description
         o        Add ons or taxes
         o Details of any special service requirements promised to the guest

         CUSTOMER DATA BASE

         Wyndham will, as a second step following the activation of the ISIS System, have the ability to establish a Customer Data Base that can be used flexibly for direct marketing purposes. The ISIS System will provide an ability store the sales and checkout record for each guest. These records will be matched to link the various stays of a guest across all Wyndham hotels. "Key data elements" will be used to match a customer and will include: customer name, address, phone number, business phone number, credit card type and number(s), frequent guest number, airline frequent flier number(s). The source of booking for the customer will also be identified in the customer data base. The ISIS System will also be capable of capturing, and passing to the Customer Data Base, a corporate identifier for those sales that are made against a corporate agreement.

         MARKETING INFORMATION QUERY AND ANALYSIS

         Marketing information will be available by standard screen queries, and if need printed via a flexible query. Information available in query will include:

         o        Source of Sale for each Hotel Property:

                           By geographic area
                           By mode of distribution:
                           Direct from customer
                           Travel agency via telephone
                           Travel agency via GDS
                           Wholesalers
                           By individual travel agency
                           By travel agency group or consortia
                           By Wholesaler

         o Sales received via the telephone from either a customer or travel agency further reported as resulting from:

                           Sales made by a Hotel Property and booked in the ISIS System
                           Sales made by the Reservation Center
                           Sales made by an overseas sales office that has booking access to the ISIS System.

         o The above information for a property will also be available in regional, division and corporate summaries as defined by Wyndham.

         o Based upon the regret and denial categories established by Wyndham; daily, weekly and monthly summaries of regrets and denials will be available for each hotel. This summary will include the number of calls resulting in a regret or denial for each reason defined and each date. Regrets and denials will be reported for each Property and be summarized by region, division and corporate. The categories of regrets and denials to be reported will be defined by Wyndham and be flexibly changed as required.

         TELEPHONE SALES

         The ISIS System will produce reports that measure the productivity of the telephone sales operation. These reports will also provide operational information useful to Reservation Center and Hotel Property management in day-to-day management of the reservation operation. These reports or displays will include:

         o          Telephone sales agent booking performance:
                    Number of hours that the agent was signed in with sales agent duty code.
                    Number of bookings
                              Gross
                              Net of cancellations

         o The ISIS System will be capable of exporting a file of telephone sales activity by sales agent to a personal computer for analysis of sales conversion rates on an agent by agent basis. Alternatively, the ISIS System will be capable of accepting a file from the Automated Call Director
                  (ACD) for production of sales conversion rate reports.

         DATA BASE

         Queries summarizing activity by each data base agent will be produced. This activity will include the number of transactions of each type entered by the data base agent and the number of hours signed in with the data base agent duty code.

         Displays or reports will be available that allow an audit of the changes made for each hotel and by each data base agent to the availability/rate levels and restrictions, These reports will show the time that the change was entered into the ISIS System, the agent that made the change and the specific change that was made. These will be displayable both by agent and by Property.

         SECURITY

         The ISIS System will provide a security system which allows for assignment of security access from a central point, either at Wyndham's headquarters or the Reservation Center. Security access will be granted in proportion to the job responsibilities and location of the individual who is granted the access

         The ISIS System will append to each transaction the security access code of the individual making a transaction and, if possible, an identifier of the location from which the transaction was made.

         FREQUENT GUEST RECOGNITION/REWARD PROGRAM

         Wyndham may wish to reward frequent guests in a variety of manners in the future. In order to achieve this objective the ISIS System will provide the capability to track frequent guests using the customer data base as previously described The frequent guest program will allow for a related customer profile in the ISIS System providing information about the guest that can be used during the reservation process, as well as provide information about the guest's previous stay history with Wyndham.

         VIDEO AND MAP DATABASE AND DISPLAY

         The ISIS System will maintain a data base of video images of the hotel and related facilities and points of interest. In addition maps to the property can be scanned into the ISIS System and stored. These images and maps can be presented to the sales agent to assist in the sale and providing help to the guest.

                                  EXHIBIT 2.1

                  ISIS WORKSTATION LICENSE AND LEASE AGREEMENT


This Agreement is made and entered into this _____ day of ________________ 199 , by and between ISIS 2000, a limited partnership formed under the laws of the State of Texas, with offices at ________________________________("ISIS 2000"), and Wyndham Hotel Corporation, a corporation incorporated under the laws of the State of Delaware with offices at ___________

                                  ("Wyndham").

                              W I T N E S S E T H:

WHEREAS, ISIS 2000 is willing to make ISIS Workstations available to Wyndham by providing Wyndham with certain equipment and software; and

WHEREAS, Wyndham desires to utilize ISIS Workstations and desires therefore to install and utilize certain related equipment and software; and

WHEREAS, Wyndham desires to lease the equipment and license the software specified herein;

NOW, THEREFORE, in consideration of the premises and the mutual obligations hereinafter set forth, ISIS 2000 and Wyndham hereby agree as follows:

1.        DEFINITIONS

          For purposes of this Agreement: All definitions set forth in the Centralized Reservations Service Agreement executed between the parties hereto on ___________________________ ("Service Agreement") are applicable hereto and incorporated by reference herein.

2.        INSTALLATION

          A. ISIS 2000 will, pursuant to the Service Agreement, lease and install or cause to be installed the applicable Equipment as detailed in Exhibit A at the location or locations set forth on Exhibit B attached hereto and made a part hereof and additional locations to be requested by Wyndham at additional prices to be agreed upon between the parties, and will interconnect the Equipment to ISIS Central.

          B. Each Wyndham Location will be reviewed by a ISIS 2000 representative to determine what, if any, physical modifications will be required to support the ISIS Workstation at the Wyndham designated spot(s). After the placement review is completed, ISIS 2000 will issue a placement survey for each Wyndham location. The placement survey will detail the layout of all terminals, cables, and back room support for Equipment (e.g., CPUs and modems). At its own cost and expense, Wyndham will undertake the responsibility to implement any physical modification required by the placement survey, including without limitation, the furnishing of electrical power, the installation of data cables, and access to telephone lines.

          C. Wyndham will not relocate any installed Equipment further than the length of the wire installed by ISIS 2000 that connects such Equipment without first obtaining ISIS 2000's written consent. Any approved relocation must be accomplished by ISIS 2000 or its designee at Wyndham's sole cost and expense.

          D. ISIS 2000 will use its best efforts to install and interconnect the Equipment at the Wyndham locations by the respective dates set forth on Exhibit A, or in the event of subsequently requested locations, by dates to be agreed upon.

          E. Wyndham warrants and represents that each location at which the Equipment is to be installed is owned or controlled by Wyndham and that it has authority to enter into this Agreement on behalf of each said location.

3.        TRAINING

          Only qualified personnel who have satisfactorily completed ISIS 2000's training program, as described in the Service Agreement, will be permitted to operate any Equipment or access ISIS Central.

4.        SOFTWARE LICENSE - RESTRICTIONS

          ISIS 2000 hereby grants Wyndham a nonexclusive license to the software resident in the ISIS Workstation in connection with Wyndham's use of the ISIS Workstation. The software may not be used, in whole or in part, by Wyndham on other than the Equipment set forth on Exhibit A to this Agreement or subsequently designated Equipment as agreed to by the parties, without the prior written consent of ISIS 2000. This license will terminate upon termination of this Agreement.

          It is expressly understood and agreed that all provisions the Service Agreement regarding title, ownership and nondisclosure apply to this Lease Agreement and are incorporated herein by reference.

           Except with the prior written consent of ISIS 2000, Wyndham will not use ISIS Workstation for any functions other than those set forth in the ISIS Workstation operations manuals.

          ISIS 2000 provides ISIS Workstation pursuant to license agreements with various third party software providers. Certain of these providers may require ISIS 2000 to obtain Wyndham's agreement to and compliance with software sublicenses, and Wyndham agrees to abide by all such sublicenses. If Wyndham fails to agree to or abide by a sublicense, ISIS 2000 may refuse to install, or may deinstall, ISIS Workstation.

          Wyndham will not sell, lease, or otherwise transfer Macros that have been created by ISIS 2000 or by Wyndham.

5.        THIRD PARTY-PROVIDED SOFTWARE

          A. Wyndham may not use software that is provided by any party other than ISIS 2000 in connection with Wyndham's use of the ISIS Workstation, unless Wyndham obtains ISIS 2000's prior written consent to the use of such third party-provided software ("Third Party Software"). If ISIS 2000 consents to Wyndham's use of Third Party Software, ISIS 2000 will have no liability for any associated license or sub-license fees and will have no responsibility for loading the software. In addition, regardless of whether it has provided its prior consent to Wyndham's use of Third Party Software, ISIS 2000 will have no liability to Wyndham if subsequent enhancements or modifications of the ISIS Workstation render the Third Party Software incompatible with the ISIS Workstation.

          B. Regardless of whether ISIS 2000 has provided its prior consent to Wyndham's use of Third Party Software, ISIS 2000 will have no liability whatsoever to Wyndham for, and Wyndham releases ISIS 2000 from any responsibility for, any defects, malfunctions, failure to perform, and errors of any kind by the Third Party Software. In addition, ISIS 2000's consent to Wyndham's use of Third Party Software will not obligate ISIS 2000 to provide support services of any kind for Third-Party Software.

          C. Regardless of whether ISIS 2000 has provided its prior consent to Wyndham's use of Third Party Software, ISIS 2000 will have no liability whatsoever to Wyndham for, and Wyndham releases ISIS 2000 from any responsibility for, any malfunction, interruption, or failure to perform of the ISIS Workstation or Equipment caused by the Third Party Software.

          D. Regardless of whether ISIS 2000 has provided its prior consent to Wyndham's use of Third Party Software, Wyndham will be liable to ISIS 2000 for any loss or damage to the ISIS Workstation or ISIS Central that is caused by the Third Party Software's performance or failure to perform, including all costs incurred by ISIS 2000 in connection with the service and repair required to restore Wyndham's interconnection to ISIS Central.

          E. Regardless of whether ISIS 2000 has provided its prior consent to Wyndham's use of Third Party Software, Wyndham will indemnify and hold harmless ISIS 2000 and its partners, officers, directors, agents, and employees against and from any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including, but not limited to, attorneys' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to, or be recovered from ISIS 2000, its partners, officers, directors, agents, or employees, by reason of any injuries to or deaths of persons, the loss of, damage to, or destruction of property, including loss of the use thereof, or economic loss arising out of or in connection with (i) any act, error or omission of Wyndham, its officers, directors, agents, or employees in the installation and operation of the Third Party Software, (ii) any act, error, or omission of the provider of the Third Party Software in the installation and operation of the Third Party Software,
(iii) any defect, malfunction, failure to perform, and error of any kind by the Third Party Software; and (iv) any misuse or negligent use of, or failure to adhere to operating guidelines and procedures with respect to the Third Party Software by Wyndham, its agents or employees; and (v) any damage or loss to the Wyndham Database.

6.        THIRD PARTY-PROVIDED HARDWARE

          A. Wyndham may not use hardware that is provided by any party other than ISIS 2000 in connection with Wyndham's use of the ISIS Workstation or ISIS Central, unless Wyndham obtains ISIS 2000's prior written consent to the use of such third-party provided hardware ("Third Party Hardware"). If ISIS 2000 consents to Wyndham's use of such Third Party Hardware, ISIS 2000 will have no liability whatsoever for the costs associated with Wyndham's use of same and will have no responsibility for installing the Third Party Hardware. If Wyndham's existing Equipment must be reconfigured to accommodate the Third Party Hardware, ISIS 2000 will perform or cause to be performed such reconfiguration, at Wyndham's expense. In addition, regardless of whether it has provided its prior consent to Wyndham's use of Third Party Hardware, ISIS 2000 will have no liability to Wyndham if subsequent enhancements or modifications of the ISIS Workstation System render the Third Party Hardware incompatible with the ISIS Workstation.

          B. Regardless of whether ISIS 2000 has provided its prior consent to Wyndham's use of Third Party Hardware, ISIS 2000 will have no liability whatsoever to Wyndham for, and Wyndham releases ISIS 2000, its partners, officers, directors, employees and agents from any and all responsibility for, any defects, malfunctions, failure to perform, and errors of any kind by the Third Party Hardware. In addition, ISIS 2000's consent to Wyndham's use of Third Party Hardware will not obligate ISIS 2000 to provide repair and maintenance services of any kind in connection with said Third Party Hardware.

          C. Regardless of whether ISIS 2000 has provided its prior consent to Wyndham's use of Third Party Hardware, ISIS 2000 will have no liability whatsoever to Wyndham for, and Wyndham releases ISIS 2000, its partners, officers, directors, employees and agents from any and all responsibility for, any malfunction, interruption, or failure to perform of ISIS Workstation caused by the Third Party Hardware.

          D. Regardless of whether ISIS 2000 has provided its prior consent to Wyndham's use of Third Party Hardware, Wyndham will be liable to ISIS 2000 for any loss or damage to the ISIS Workstation that is caused by the Third Party Hardware's performance or failure to perform, including all costs incurred by ISIS 2000 in connection with the service and repair required to restore Wyndham's interconnection to ISIS Workstation.

          E. Regardless of whether ISIS 2000 has provided its prior consent to Wyndham's use of Third Party Hardware, Wyndham will indemnify and hold harmless ISIS 2000, its partners, officers, directors, agents, and employees against and from any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including, but not limited to, attorneys' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to, or be recovered from ISIS 2000, its partners, officers, directors, agents, or employees, by reason of any injuries to or deaths of persons, the loss of, damage to, or destruction of property, including loss of the use thereof, or economic loss arising out of or in connection with (i) any act, error or omission of Wyndham, its officers, directors, agents, or employees in the installation and operation of the Third Party Hardware, (ii) any act, error, or omission of the provider of the Third Party Hardware in the installation and operation of the Third Party Hardware, and (iii) any defect, malfunction, failure to perform, and error of any kind by the Third Party Hardware.

7.        REPAIR AND MAINTENANCE

           A. ISIS 2000 will provide or cause to be provided to Wyndham certain repair and maintenance services required for the Equipment during normal business hours.

           B. Neither Wyndham nor any third party, other than a third party designated by ISIS 2000, will perform or attempt to perform maintenance, repair work, alterations or modifications, of any nature whatsoever, to the Equipment or the ISIS Workstation.

          C. Except where damage results from the fault or negligence of ISIS 2000 or its designated agent, maintenance and repair services set forth in this Article 7 do not apply to:

                   (i) any damage resulting from (a) accident, transportation, neglect or misuse, (b) failure or variation of electrical power, (c) failure to properly maintain the installation site, air conditioning or humidity control, or (d) causes other than ordinary use; and

                   (ii) any damage resulting from any maintenance, parts, attachments or modification to the Equipment or software performed or provided by anyone other than ISIS 2000 or its designated agent.

          D. Any repair or maintenance required because of any damages as described in Article 7C will be performed by ISIS 2000 or its designated agent at Wyndham's sole cost and expense.

8.    OPERATION OF EQUIPMENT, INDEMNITY AND INSURANCE

          A. (i) The ISIS Workstation must be used and operated (a) in strict accordance with operating instructions provided by ISIS 2000 in the procedures manuals and materials, and (b) solely for the performance of the specific business functions designated in the procedures manuals and materials. Any undesignated business use and all nonbusiness uses are strictly prohibited.

                    (ii) Wyndham will take all precautions necessary to prevent unauthorized operation or use of ISIS Workstation.

          B. Wyndham will take all necessary precautions to protect the ISIS Workstation.

          C. (i) At its own cost, Wyndham must procure and maintain insurance, from an insurer and on terms and conditions acceptable to ISIS 2000, insuring the Equipment against all risk of loss or damage, including, without limitation, the risks of fire, theft and such other risks as are customarily insured in a standard all-risk policy. Such insurance shall also provide the following:

                                (a) Full replacement value coverage for the
              Equipment which value is stipulated to be not less than the Insurance Value as specified on Exhibit A attached hereto;

                                (b) An  endorsement  naming  ISIS 2000 as a
              co-insured and as a loss payee to the extent of its interest in the Equipment; and

                                (c) An endorsement requiring the insurer to
              give ISIS 2000 at least 30 days' prior written notice of any intended cancellation, nonrenewal, material change in coverage or any default in the payment of a premium.

               (ii) Prior to the installation of the Equipment, ISIS 2000 must receive from the insurer certificates of insurance evidencing the insurance and endorsements specified in Article 8C(i) hereof.

               (iii) If Wyndham fails to maintain or pay the premium on the insurance required in Article 8C(i) hereof, then ISIS 2000 may secure equivalent insurance coverage or pay any delinquent premium. If ISIS 2000 elects to do so, then ISIS 2000 may, at its option:

                               (a) Demand that Wyndham immediately reimburse
              ISIS 2000 to the extent of ISIS 2000's cost of such equivalent insurance or delinquent premium payment plus interest at the rate of eighteen percent (18%) per annum or the maximum amount permitted by law, whichever is less, from the date of ISIS 2000's expenditure until the date of reimbursement to ISIS 2000 and Wyndham will immediately pay all such amounts to ISIS 2000, or

                                (b) Deduct from amounts due to Wyndham from
              ISIS 2000 an amount equal to ISIS 2000's cost of such equivalent insurance or delinquent premium payment.

          D. (i) Notwithstanding anything stated herein to the contrary, Wyndham will be liable to ISIS 2000 for any loss or damage to the Equipment, regardless of the cause thereof, occurring while leased to Wyndham or while in the possession, custody, or control of Wyndham.

                    (ii) If any Equipment is lost, totally destroyed, damaged beyond repair, or so damaged to constitute a constructive total loss, then, within 60 days after such loss or damage, Wyndham will pay to ISIS 2000 an amount equal to the replacement value of such equipment on the date of such loss or damage less any insurance proceeds paid to ISIS 2000 in accordance with
Article 8C hereof.

9.        ENTRY AND INSPECTION

          ISIS 2000 or its designee will have the right to enter upon any Wyndham Location during Wyndham's business hours for the purpose of monitoring Wyndham's operation of the Equipment and the ISIS Workstation, inspecting the Equipment, performing such repairs, maintenance, or support services as may be necessary, or removing the Equipment; provided, however, that ISIS 2000 will not during the course of such monitoring, inspection, repair, or removal unreasonably interfere with Wyndham's business.

10.       REPRESENTATIONS AND WARRANTIES

          A. ISIS 2000'S REPRESENTATIONS AND WARRANTIES AND LIABILITY FOR BREACH THEREOF ARE LIMITED TO THOSE EXPRESSLY SET FORTH IN THE SERVICE AGREEMENT.

          B. WYNDHAM WAIVES CERTAIN CLAIMS AND RELEASES ISIS 2000 FROM LIABILITIES AS SET FORTH IN THE SERVICE AGREEMENT.

          C. INDEMNIFICATIONS SET FORTH IN THE SERVICE AGREEMENT APPLY HERETO.

11.      TERM

         This Agreement commences on the date hereof and terminates upon termination of the Service Agreement, and will terminate with respect to the Equipment located on any Property on the date that Property ceases to be owned or controlled by Wyndham.

12.      TERMINATION

         ISIS 2000's right to terminate this Agreement shall be identical to and coextensive with the termination rights of the parties as set forth in the Service Agreement.

13.      OWNERSHIP OF EQUIPMENT

          It is understood and agreed that: (1) all Equipment will remain the sole property of ISIS 2000 unless sold to Wyndham pursuant to a separate sales agreement; (2) Wyndham will not remove any identifying marks from any Equipment; (3) Wyndham will not subject the Equipment to any lien or encumbrance; and (4) Wyndham will return the Equipment immediately upon the termination of this Agreement. ISIS 2000 is granted the right to enter the premises on which Equipment is located and remove the Equipment, without liability for doing so, upon termination of this Agreement.

14.       ENTIRE AGREEMENT

          Exhibits A and B are a part of this Agreement. This Agreement, together with the Service Agreement and Schedules thereto, constitutes the entire agreement and understanding of the parties on the subject matter hereof and, as of the effective date, supersedes all prior agreements, whether written or oral, between the parties hereto concerning the subject matter hereof. This Agreement may be amended or modified only by written amendment or supplement signed by the party to be bound thereby. All provisions of the Service Agreement which do not contradict this Agreement apply to this Agreement and are incorporated herein by reference.

15.       SERVICE AGREEMENT CONTROLLING/CROSS DEFAULTS

          The parties hereto agree that this Agreement and the Service Agreement shall be construed and interpreted in such a manner as to be consistent and complimentary. However, in the event of an ambiguity, conflict or inconsistency, the terms and provisions of the Service Agreement shall control and be the sole authority. A breach of the Service Agreement shall be deemed a breach of this Agreement and shall entitle the non-defaulting party to exercise all rights and remedies permitted herein and in the Service Agreement.

IN WITNESS WHEREOF, Wyndham and ISIS 2000 have executed this Agreement as of the day and year first above written.

WYNDHAM HOTEL CORPORATION                   ISIS 2000 Limited Partnership
                                            a Texas limited partnership

By:  /s/ ANNE L. RAYMOND                    By: ISIS CRO, Inc. a Texas
    -------------------------                   corporation, its general
                                                partner
Title:
      -----------------------
Date:                                       By: /s/ STANLEY MACK KOONCE JR.
      -----------------------                  ----------------------------
                                                 Stanley Mack Koonce, Jr.
                                                 President

                                  SCHEDULE 2.2

                                 GDS INTERFACES


Subject to Customer's agreements with the following GDS Vendor and any other generally accepted and recognized GDS (in accordance with Section 2.2.2 of the Agreement), ISIS 2000 will implement interfaces between ISIS Central and such GDS Vendor:

                                    Amadeus
                                    Galileo
                                     Gemini
                                     Sabre
                                   System One
                                   Worldspan

                                 SCHEDULE 3.2.2

                              ONLINE DATA STORAGE

ISIS 2000 will maintain sufficient disk capacity on ISIS Central to accommodate Wyndham's data storage requirements for current and future reservations, property descriptions, and frequent guest records. Sufficient disk capacity will be maintained for historical reservation data for a minimum of thirty days after the departure date of such reservations.


Historical reservation records will be transferred to tape before purging.

The computer tape will be formatted to microfiche and provided to Wyndham at cost.

                                  SCHEDULE 5.1

                                 OTHER SERVICES

Pouches - ISIS 2000 will initiate daily (except weekends) courier pouch service to the Wyndham Caribbean resort properties for delivery of deposit, customer service, reservations and administrative information. For such services, ISIS 2000 will charge Wyndham a fee equal to 120% of ISIS 2000's fully allocated cost of providing such services.

Brochure Fulfillment - ISIS 2000 will provide address labels and fulfillment instructions to be forwarded for fulfillment as specified by Wyndham. Brochure labels are included in the booking fee.

Customer Service - ISIS 2000 will document initial customer service calls and forward the information to a Wyndham customer service representative as specified by Wyndham. ISIS 2000 will forward all follow-up calls to Wyndham's customer service representative. ISIS 2000 will include this service in the booking fee.

                                 SCHEDULE 7.1.2

                                  BOOKING FEES


         Booking Fee: A booking fee will be charged for each net reservation created on the ISIS System or in GDS on behalf of the Property. This fee will be based full absorption of all ISIS costs, including costs of capital leases, 10% return on capital, interest and principal repayment on loans, and taxes. The booking fee for a reservation will be based upon the category of booking. These categories are GDS Bookings, TRC Number Bookings for a commercial hotel, TRC Number Bookings for a resort hotel, Terminal Bookings and Bookings made for a wholesaler. Each of these fees will be computed by including all directly assignable costs such as labor, telephone charges, GDS booking fee, and dedicated supervision. In addition to directly assignable costs, indirect costs including overhead costs and financing costs will be distributed to categories of bookings on a basis agreeable to Wyndham. The total of directly assignable and indirect costs will be accumulated for each category of booking and divided by the number of bookings in each category. The booking fee will be computed based upon actual cost for each month.

                                 SCHEDULE 14.1

                     FAILURE OR DELAY OF SERVICE; WARRANTY




In cases of failure or delay in providing the ISIS Services, ISIS 2000's liability to Wyndham will be as follows:

1. For programming enhancements failure or delay: liability limited to an amount equal to ISIS 2000's charge to Wyndham for the specific enhancement request that fails or is delayed except that, in the case of a delay, the amount may be reduced to an amount equivalent to the ratio of days delayed to days originally estimated multiplied by the amount of the charge to Wyndham for the specific enhancement.

2. For failure or delay in the functional capabilities or data content of the ISIS System: liability limited to ISIS 2000 correcting the function or data at its own expense in a timely manner.

3. For failure or delay in the reservation service or non-delivery of reservations to Wyndham properties: liability not to exceed the ISIS 2000 price to Wyndham for the subject reservations.